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                                                                    Exhibit 23.1

                       INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Lycos, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-67995) on Form S-4, the registration statements (Nos. 333-61821, 333-51593, 333-47677 and 333-13715) on Form S-8 and the registration statements (Nos. 333-61413, 333-60101, 333-52741, 333-51591 and 333-50281) on Form S-3 of Lycos, Inc.
of our report dated February 26, 1999, relating to the consolidated balance sheets of Wired Ventures, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive income (loss), minority interest and stockholders' (deficit) equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 8-K of Lycos, Inc. dated July 15, 1999.

                                         /s/ KPMG LLP
San Francisco, California
July 15, 1999